Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information, dated May 1, 2025, included in this Post-Effective Amendment No. 114 on the Registration Statement (Form N-1A, File No. 333- 141111) of Voya Separate Portfolios Trust (the “Registration Statement”).

/s/ Ernst & Young

Boston, Massachusetts

April 28, 2025